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                                             BLOOMBERG DATA (PUBLIC INFORMATION)

                            CAPITAL ONE MASTER TRUST
           TRUST EXCESS SPREAD ANALYSIS -         MAY-99

Card Trust                                  COMT 94-3   COMT 95-1   COMT 95-3  COMT 96-1*  COMT 96-2   COMT 96-3
Deal Size                                    $453MM       $900MM     $1050MM     $845MM     $750MM      $500MM
Expected Maturity(Class A):                  6/15/99     6/15/00     8/15/00    8/15/01    12/15/01     1/15/04
                                                                                (NON-US
                                                                              TRANSACTION)
--------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                        22.48%       22.48%      22.48%     22.48%     22.48%      22.48%
       LESS:            (Wt Avg) Coupon       5.46%        5.20%       5.16%      5.22%      5.13%       5.17%
                        SVC Fees              2.00%        2.00%       2.00%      1.50%      1.50%       1.50%
                        Charge-Offs           4.18%        4.18%       4.18%      4.18%      4.18%       4.18%

Excess Spread:                May-99         10.84%       11.10%      11.14%     11.58%     11.67%      11.63%
                              Apr-99         10.33%       10.52%      10.56%     11.02%     11.09%      11.06%
                              Mar-99          9.90%       10.11%      10.14%     10.62%     10.67%      10.64%
3-Mo Avg Excess Spread                       10.36%       10.58%      10.61%     11.07%     11.14%      11.11%
--------------------------------------------------------------------------------------------------------------------


Delinquents:            30 to 59 days         1.62%       1.62%       1.62%      1.62%       1.62%       1.62%
                        60 to 89 days         1.02%       1.02%       1.02%      1.02%       1.02%       1.02%
                        90+ days              2.01%       2.01%       2.01%      2.01%       2.01%       2.01%

Monthly Payment Rate                         13.09%       13.09%      13.09%     13.09%     13.09%      13.09%

Card Trust                              COMT 97-1*   COMT 97-2*  COMT 98-1   COMT 98-2*    COMT 98-3*   COMT 98-4     COMT 99-1
Deal Size                                 $608MM       $502MM      $591MM      $502MM        $464MM      $750MM         $625MM
Expected Maturity(Class A):               6/15/02     8/15/02     4/15/08     8/10/99        8/16/01    11/15/03       5/15/04
                                          (NON-US     (NON-US                 (NON-US        (NON-US
                                       TRANSACTION) TRANSACTION)            TRANSACTION)  TRANSACTION)
-------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                     22.48%       22.48%     22.48%       22.48%        22.48%      22.48%        22.48%
       LESS:            (Wt Avg) Coupon    5.28%        5.17%      6.27%        4.93%         5.57%       5.46%         5.86%
                        SVC Fees           1.50%        1.50%      1.50%        1.50%         1.50%       1.50%         1.50%
                        Charge-Offs        4.18%        4.18%      4.18%        4.18%         4.18%       4.18%         4.18%

Excess Spread:                May-99      11.52%       11.63%     10.53%       11.87%        11.23%      11.34%        10.94%
                              Apr-99      10.96%       11.07%      9.74%       11.29%         9.90%      10.49%           -
                              Mar-99      10.55%       10.67%      9.41%       10.88%         9.75%      10.18%           -
3-Mo Avg Excess Spread                    11.01%       11.12%      9.89%       11.35%        10.29%      10.67%           NA
-------------------------------------------------------------------------------------------------------------------------------

Delinquents:            30 to 59 days      1.62%       1.62%       1.62%        1.62%         1.62%       1.62%         1.62%
                        60 to 89 days      1.02%       1.02%       1.02%        1.02%         1.02%       1.02%         1.02%
                        90+ days           2.01%       2.01%       2.01%        2.01%         2.01%       2.01%         2.01%

Monthly Payment Rate                      13.09%      13.09%      13.09%       13.09%        13.09%      13.09%        13.09%


* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:
Series 1994-3 Class A paid out this Distribution Date

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com
(Under "For Investors" section)